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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2026

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-9390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9357 Spectrum Center Blvd, San Diego, CA 92123
(Address of principal executive offices) (Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Officer

Effective July 2, 2026, Carl Mount and Jack in the Box Inc. (the “Company”) mutually agreed that he step out of his Executive Leadership Team role as Senior Vice President and Chief Supply Chain Officer of the Company and transition into an advisory role through October 1, 2026. As a result, Mr. Mount will no longer serve as an executive officer of the Company as of July 2, 2026.

Subject to his execution and non-revocation of a customary release of claims, Mr. Mount will be eligible to receive severance benefits in accordance with the terms of the Jack in the Box Inc. Severance Plan for Executive Officers.

There were no disagreements between Mr. Mount and the Company on any matter relating to the Company's operations, policies, or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACK IN THE BOX INC.

July 7, 2026	/s/ Sarah Super
Sarah Super
EVP, Chief Legal & Administrative Officer